Exhibit 10.11

Sealy Properties
Standard Lease
Multi-Tenant
Net August 2002
(Summit Tech)

LEASE AGREEMENT

PARTIES

This Lease Agreement (“Lease”), is entered into on the date of the last execution by the parties hereto, between Sealy Summit Tech L.P., a Georgia limited partnership (“LESSOR”); and Xplore Technologies Corporation, a corporation organized under the laws of Canada (“LESSEE”), and includes all pages and exhibits attached hereto and incorporated by reference herein, and all amendments, modifications, renewals, extensions, restatements, additions and deletions subsequently effected pursuant to Article 35 herein.

1.                                      LEASED PREMISES

LESSOR hereby leases to LESSEE, and LESSEE hereby leases from LESSOR, on the terms, conditions and covenants in this Lease, the space described, outlined and/or set forth on Exhibit “A”, consisting of 16,485 rentable square feet, and all fixtures, systems and equipment located thereon (the “Leased Premises”). The municipal address of the Leased Premises is 14000 Summit Drive, Suite 900, Austin, Texas 78728 and is located on the land more particularly described on Exhibit “B” (the “Land”). The term “Building” in this Lease shall mean the physical structure(s) and all other improvements located on the Land in which the Leased Premises is located, known as Sealy Tech Center @ Summit, 14000 Summit Drive, Austin, Texas 78728. Following Substantial Completion of the improvements, LESSOR will measure the rentable square footage in accordance with the standards promulgated by the Building Owners and Managers Association (BOMA). If it is determined that the actual rentable square footage varies from the rentable square footage stated herein by more than a three percent (3%) variance, then in that event the Monthly Base Rent (and any other provisions of this Lease based upon a specific rentable square footage) shall be adjusted at the applicable square foot rental figure and an Amendment of Lease will be executed by the parties memorializing same.

2.                                      TERM

TO HAVE AND TO HOLD said Leased Premises for a period of Forty-eight (48) months, commencing on June 1, 2003 or on such earlier date as LESSEE may take actual possession of the Leased Premises (the “Commencement Date”), and ending on the later to occur of May 31, 2007 or the last day of the month that is Forty-eight (48) full calendar months following the Commencement Date (the “Expiration Date”), unless sooner terminated, renewed or extended as provided for herein (such period as renewed, extended or terminated hereinafter referred to as the “Term”). If there is work to be performed by LESSOR pursuant to Exhibit “C”, the Commencement Date shall be subject to adjustment as provided in Article 3.

3.                                      ACCEPTANCE OF LEASED PREMISES; CONDITION AND SUITABILITY

A.             Except for work required to be performed by LESSOR as provided for pursuant to Exhibit “C”, LESSEE acknowledges that: (i) it has fully inspected the Leased Premises; (ii) it is fully aware of the physical condition of the Leased Premises; (iii) it hereby accepts the Leased Premises in its present AS IS condition with no express warranties nor promises to repair, replace or maintain (except as expressly set forth in this Lease) and no implied warranties; (iv) the Leased Premises is fully suitable for LESSEE’S uses, purposes and occupancy; (v) the Leased Premises is in good and satisfactory condition.

B.              If the Leased Premises or any part thereof is to be constructed or modified by LESSOR prior to the Commencement Date, in accordance with Exhibit “C”, the Lease Commencement Date shall be the date which the improvements required to be performed by LESSOR pursuant to Exhibit “C” have been substantially completed in accordance with the terms of Section 5 of the Work Agreement attached hereto and made a part hereof as Exhibit C.

4.                                      BASE RENT, SECURITY DEPOSIT AND ESCROW

A.             As rental for the Leased Premises, LESSEE agrees to pay as rent to LESSOR, without notice, reduction, deduction or offset, at LESSOR’s office at P.O. Box 1634, Shreveport, Louisiana 71105, or at such other place as LESSOR may from time to time designate in writing in advance, the “Base Monthly Rent” as set forth in Article 4.E. herein on or before the first day of each calendar month through the Term.

B.              LESSEE has deposited with LESSOR upon delivery of this Lease, $26,376.00 to be applied as follows: $14,836.50 as the first Total Monthly Payment as defined herein and $11,539.50 as a Security Deposit. Any amount designated herein as “Security Deposit” shall not bear interest, may be commingled with LESSOR’S general funds, and shall not be considered an advance payment of rent or a measure of LESSOR’s damages. In the event of a Default (as defined in Article 20), including but in no way limited to the non-payment of rent, LESSOR may, from time to time without forfeiting, compromising, releasing, novating or waiving any right or remedy, use the Security Deposit to the extent necessary to pay past due rent and other amounts due LESSOR. Following any such application of the Security Deposit, LESSEE shall pay to LESSOR the amount so applied in order to restore the Security Deposit to its original amount within five (5) days after written request.

C.              If LESSEE is not in Default, the balance of the Security Deposit shall be returned by LESSOR (or, in the event of an assignment of LESSOR’s interest in the Leased Premises and the Security Deposit during the Term, by LESSOR’s assignee) within sixty (60) days after the later of: (i) the end of the Term or (ii) delivery of possession of the Leased Premises to LESSOR in accordance with this Lease.

D.              In addition to the Base Monthly Rent, LESSEE agrees to pay to LESSOR as additional rent its Proportionate Share (as defined in Article 30) of expenses with respect to the Building and/or project of which the Leased Premises are a part, including: (i) taxes pursuant to Article 13; (ii) insurance costs pursuant to Article 8; (iii) utility costs pursuant to Article 12; (iv) Common Area costs pursuant to Article 11.D.; and (v) the operating expenses set forth in

Articles 4.D.6. and 4.D.7., (all of the foregoing expenses being collectively referred to herein as the “Operating Expense” or “Operating Expenses”). During each month of the Term, on the same day that rent is due hereunder and without notice or demand, LESSEE shall pay to LESSOR an amount equal to 1/12 of the estimated annual cost of LESSEE’S Proportionate Share of the Operating Expenses as reasonably determined by LESSOR. The initial monthly payments are based upon the estimated amounts for the first calendar year of the Lease, and subject to the First Year Cap and the Cap on Controllable Expenses described in Paragraph 4.F. below, may be increased or decreased by LESSOR to reflect the projected actual cost of all such items during each calendar year. Subject to the First Year Cap and the Cap on Controllable Expenses described in Paragraph 4.F. below, if LESSEE’S total Operating Expense payments applicable to a calendar year are less than LESSEE’s Proportionate Share of all such items, LESSEE shall pay the difference to LESSOR within thirty (30) days after written request. If after such adjustment, the payments for Operating Expenses by LESSEE applicable to a calendar year are more than LESSEE’S actual Proportionate Share of all such items, LESSOR shall retain such excess and credit such excess payment against LESSEE’s future Operating Expense payments due. So long as LESSEE is not in default under this Lease at the termination of said Lease, then any excess payment, not already credited to payments for Operating Expenses due during the lease term, shall be refunded to LESSEE within sixty (60) days after the later of: (i) the termination of the Term or (ii) delivery of possession of the Leased Premises to LESSOR. LESSOR shall maintain reasonably detailed books and records accurately documenting Operating Expenses. Upon written request by LESSEE, LESSOR shall provide LESSEE with a statement of the actual Operating Expenses incurred by LESSOR during the preceding calendar year. Within ninety (90) days of LESSEE=s receipt of the statement and upon reasonable notice from LESSEE, LESSOR shall make available for LESSEE=s (or by an independent certified accountant) inspection (which inspection shall be at LESSEE=s sole cost and expense) at LESSOR=s office, during normal office hours, LESSOR=s records relating to LESSOR=s Operating Expenses for the preceding calendar year. If LESSEE=s inspection proves that LESSOR=s calculation of LESSEE=s share of Operating Expenses for the inspected calendar year was incorrect, then any determined increase or decrease shall be treated as provided in this Article 4.D.

The following shall not be considered Operating Expenses:

1.             Cost incurred in connection with the original construction of the Building, unless required under any governmental law that was not applicable to the Leased Premises as of the Commencement Date;

2.             Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements for lessees in the Building (including the original tenant improvements for the Leased Premises), or incurred in renovating or otherwise improving, decorating, painting, or redecorating space for lessees or other occupants of the Building, including space planning and interior design costs and fees, unless required under any governmental law that was not applicable to the Leased Premises as of the Commencement Date;

3.             Costs arising from LESSOR’s charitable contributions or political donations;

4.             Depreciation, interest and principal payments on mortgages;

5.             Costs of correcting defects in or inadequacy of the initial design or construction of the Building and/or Leased Premises, unless required under any governmental law that was not applicable to the Leased Premises as of the Commencement Date;

6.             Costs of repairs, alterations, additions, improvements or replacements to the leased premises of other tenants (specifically excluded by this paragraph 4.D.6. is the cost of repairs, alterations, additions, improvements or replacements to any portion of the Common Area or any portion of the Building which serves and/or services more than one tenant in the Building);

7.             Any capital expenditure according to generally accepted accounting principles, unless required under any governmental law that was not applicable to the Leased Premises as of the Commencement Date;

8.             Related to the original development or original leasing of the Building, or related to disputes that involve the Building generally or disputes which involve other tenants of the Building (other than LESSEE) or are associated with the enforcement of leases of other tenants, legal fees, planner’s fees, real estate brokers- leasing commissions and advertising expenses;

9.             Costs for which LESSOR is reimbursed by its insurance carrier or any tenant’s insurance carrier;

10.           Any uncollectible debt, rent toss, or reserves for bad debts or rent loss;

11.           The expense of extraordinary services provided to other lessees in the Building;

12.           Costs associated with the operation of the business of the partnership or entity which constitutes LESSOR, as the same are distinguished from the cost of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of LESSEE may be the issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of LESSOR’s interest in the Building, costs of any disputes between LESSOR and its employees (if any) not engaged in Building operation or otherwise not related to Building operation either directly or indirectly, or outside fees paid in connection with disputes with other lessees;

13.           Fines, penalties and interest assessed as a result of LESSOR’s commercially unreasonable actions or inactions;

14.           Amounts paid as ground rental by LESSOR;

15.           Any recalculation of or any additional Operating Costs actually incurred more than two (2) years prior to the year in which LESSOR proposed that such costs be included;

16.           Costs of complying with laws, codes, regulations or ordinances relating to Hazardous Materials in building materials or otherwise in the Building or Hazardous Materials in the soil or groundwater under the Building which exist in violation of laws, codes, regulations or ordinances on the date the Leased Premises are delivered to LESSEE;

17.           Insurance deductible amounts in excess of reasonable and customary deductible amounts; and

18.           Cost of services or benefits provided for the exclusive benefit of a particular tenant.

Notwithstanding anything contained in the Lease to the contrary, in no event shall LESSOR collect greater than one hundred percent (100%) of the actual Operating Expenses and Operating Expenses shall be net of all rebates, discounts and credits.

E.              The amount of the Base Monthly Rent and the monthly Operating Expense payments are as follows:

	Months
	1-2	3-12	13-48
(1) Base Monthly Rent	$0.00	11,539.50	11,539.50
(2) Taxes	$0.00	2,143.05	TBD
(3) Insurance	$0.00	82.43	TBD
(4) Utilities	$0.00	329.70	TBD
(5) Common Area Maintenance (CAM)	$0.00	280.24	TBD
(6) Management	$0.00	461.58	TBD
Total Monthly Payment	$0.00	14,836.50	TBD

F.              Monthly Operating Expenses for the first twelve (12) months of the Lease Term will not exceed those sums which equal the amounts shown on the table in Paragraph E. above (the “First Year Cap”). The CAM charges and the Management fee will not increase more than five percent (5%) on a cumulative basis from the prior calendar years actual cost for same (“Cap on Controllable Expenses”).

G.              As used herein, the term “Total Monthly Payment” shall include all subsequent adjustments pursuant to this Article 4. If this Lease shall commence on any date other than on the first day of a calendar month, or end on any date other than the last day of a calendar month, rent for such month shall be prorated on a daily basis. In the event of a partial calendar year LESSEE’s Proportionate Share of the Operating Expenses shall be proportionately adjusted based on the number of days comprising such partial calendar year.

5.                                      LATE CHARGES

Time is of the essence regarding all amounts payable to LESSOR. All amounts due under this Lease shall be paid on or before the date due. LESSEE acknowledges that the late payment of Base Monthly Rent or any other amounts payable by LESSEE to LESSOR hereunder (all of which shall constitute additional rent to the same extent as the Base Monthly Rent) will cause LESSOR to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. LESSEE AND LESSOR agree that on the third (3rd)

instance in each calendar year that LESSOR does not receive any payment on or before five (5) business days after the date payment is due, LESSEE shall pay to LESSOR, as additional rental, a late charge equal to five percent (5%) of the overdue amount to cover such additional administrative costs On other words, LESSEE can be late on making payment under this Lease two (2) times each 12 months before the late charge described in this Paragraph is assessed). This provision for a late charge shall be in addition to all of LESSOR’s other rights and remedies hereunder or at law or equity, and shall not be construed as liquidated damages.

6.                                      PURPOSE, USE AND OCCUPANCY; COMPLIANCE WITH LAWS

A.             The Leased Premises are leased for the purpose of, and shall be used and occupied for Office/Warehouse and for no other purpose. The Leased Premises shall not be used for any unlawful purpose nor in any manner creating a public or private nuisance or trespass. Neither sidewalks nor loading docks nor any other area outside the Leased Premises shall be used for sale, storage or display in any manner whatsoever.

B.              LESSEE shall, at its sole cost and expense, obtain all licenses, certificates, permits and all other approvals necessary for LESSEE’s use and occupancy of the Leased Premises, and shall provide LESSOR with copies of same with thirty (30) days of LESSEE’s occupancy and additional copies as may be reasonably requested within five (5) days after written request. LESSEE shall comply with all governmental statutes, laws, ordinances, orders, decrees, decisions, rules and regulations applicable to LESSEE’s use and occupancy of the Leased Premises, including but in no way limited to the correction, prevention and abatement of public or private nuisances or Hazardous Substances (as defined in Article 28.A.), in, upon, or connected with the Leased Premises as a result of the actions or inactions of LESSEE, its employees, agents, contractors, patrons, invitees, licensees or others under LESSEE’s control, all at LESSEE’s sole expense. LESSEE will not permit the Leased Premises to be used for any purpose or in any manner, or take or allow any action or inaction, which would not be covered by the insurance described in Articles 8 or 9 or which would render the insurance thereon void or voidable or the insurance risk more hazardous or the premium therefor more expensive. If there is any increase in the cost of any such insurance described in Article 8 or 9 because of LESSEE’s proposed or actual actions or inactions, LESSEE shall pay the full amount of such increase within thirty (30) days after written request.

C.              LESSEE and LESSEE’s agents, employees, contractors and invitees will comply fully with all requirements of the rules and regulations of the Building and/or project and related facilities which are attached hereto as Exhibit “D”, and made a part hereof as though fully set out herein. LESSOR shall at all times have the right to reasonably change such rules and regulations or to promulgate other rules and regulations in such manner as may be deemed advisable for safety, care, or cleanliness of the Building and/or project and related facilities or premises, and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to LESSEE in writing and shall be carried out and observed by LESSEE, provided same do not abrogate any of LESSEE’s rights under this Lease and are applicable to all tenants of the Building. LESSEE shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of LESSEE.

7.                                      RELEASE AND INDEMNITY AND WAIVER OF SUBROGATION

A.             LESSEE assumes full responsibility to LESSOR and all third parties for the condition and security of the Leased Premises, and agrees to keep the Leased Premises in a safe condition and to defend, indemnify and hold LESSOR, its employees, representatives, agents, contractors, patrons, invitees, and licensees harmless from any and all liability for and against any injury or damage relating to, arising from or connected with: (i) the condition of and the use and occupancy of the Leased Premises, including but not limited to any injury or damage caused by, relating to, connected with, or arising from the condition of the Leased Premises or the actions or inaction’s of LESSEE, its employees, agents, contractors, patrons, invitees, licensees or others under its control, or by fire, explosion, falling plaster, or other materials, Hazardous Substances, steam, gas, electricity, water, rain, sleet, snow, hail, or from leaks from any parts of the Leased Premises, or from pipes, appliances, or plumbing works, from the roof, street, or subsurface or from any other place, or by dampness, or from any damage caused by operations in connection with any construction or demolition by LESSEE; (ii) all actions or inaction’s of LESSEE, its employees, agents, contractors, patrons, invitees, licensees or others under its control, in or about the Leased Premises; (iii) all costs, attorney’s fees, expenses and liability incurred by LESSOR in connection with any suit, claim or action or proceeding brought on account of the events and transactions described in Articles 7.A.(i) and (ii); provided, however, LESSEE shall not be required to indemnify and hold LESSOR harmless from or against any such injury or damage caused by the negligence of LESSOR, its agents, employees or contractors. LESSOR shall not be liable or responsible for any loss of or damage to the property of LESSEE or others by theft, all of which property shall be insured or self-insured by LESSEE, at LESSEE’s sole cost and expense.

B.              LESSOR and LESSEE each hereby release each other from all loss or damage caused by perils required by this Lease to be insured through, by or under them by way of subrogation or otherwise, even if such loss or damage shall have been caused by the actions or inaction’s of the other party or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in effect only with respect to loss or damage occurring during such times as the releasor’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releaser to recover thereunder and then only to the extent of the insurance proceeds paid under such policies. LESSOR and LESSEE agree that they will request their respective insurance carriers to include in their policies such a clause or endorsement and shall notify in writing each other if they are unable to obtain same or if same is cancelled subsequent to issuance.

C.              The provisions of Articles 7.A. and 7.B. shall survive the lease Term with respect to all events, occurrences, series of events or occurrences, transactions, suits, claims or actions occurring during the Term of this Lease.

8.                                      LESSOR’S INSURANCE

LESSOR shall procure insurance policies and charge a Proportionate Share of the premium cost to the LESSEE pursuant to Articles 4.D. and 4.E. of, casualty, liability and other insurance coverage for the Leased Premises, Land, Building and/or project of which the Leased Premises are a part, as is commercially practicable. Such insurance shall include, but in no way be limited to, casualty insurance covering the Building in an amount of not less than one hundred percent (100%) of the replacement cost thereof, excluding foundation and excavation costs as reasonably determined by Landlord.

9.                                      LESSEE’S INSURANCE

LESSEE, at its sole expense, shall obtain and maintain in full force and effect at all times during the Term the following insurance coverage: (a) workers compensation insurance; (b) “All Risk” fire and extended coverage insurance covering all contents, fixtures and improvements in the leased Premises in an amount not less than 100% of their full replacement cost; (c) public general liability insurance against liability for property damage and personal injury suffered by anyone by reason of the use or occupancy of the Leased Premises with minimum limits of $1,000,000 on account of bodily injury to or death of one person, $1,000,000 on account of any one occurrence affecting more than one person and $500,000 on account of damage to property; and (d) insurance covering the releases and indemnities of LESSEE set forth in this Lease. All of such insurance shall be provided by an insurance company or companies with A.M. Best ratings of A-VII or better and licensed to do business in the state in which the property is located, shall include LESSOR as an additional insured, and shall be non-cancelable except upon thirty (30) days’ written notice to LESSOR and any designees of LESSOR. Within ten (10) days after the date of this Lease, and thereafter within ten (10) days after written request, LESSEE shall provide copies of certificates of insurance evidencing the aforementioned coverage, or other such evidence acceptable to LESSOR in its sole discretion.

10.                               MAINTENANCE AND REPAIR BY LESSOR

A.             LESSOR, at its own cost and expense, shall maintain the Building’s roof, foundation, the exterior walls, structure and mechanical and electrical systems and the Common Areas (as defined in Article 11.D. in a manner generally consistent with the maintenance and repair of comparable properties in the submarket in which the City of Pflugerville is contained, reasonable wear and tear excepted. The term “exterior walls” as used herein shall not include windows, glass or plate glass, doors, special storefronts, or office entries.

B.              LESSEE shall repair and pay for any damage caused by the actions or inactions of LESSEE, and LESSEE’s employees, agents, contractors, invitees, licensees, patrons and others under its control, or caused by LESSEE’s Default or failure to discharge its obligations and duties to repair and maintain the Leased Premises as provided in this Lease.

C.              LESSEE shall promptly give LESSOR written notice of any defect or need for repairs after which LESSOR shall have reasonable opportunity to repair same or cure such defect LESSOR’s liability with respect to any defects, repairs or maintenance for which LESSOR is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. LESSOR shall be allowed reasonable access following reasonable oral notice at all times to the Leased Premises by LESSEE for the purpose of fulfilling or attempting to fulfill its obligations under this Article 10.

D.              Notwithstanding anything to the contrary contained herein, if any action taken by LESSOR, its agents, employees or contractors (specifically not included in this Paragraph 10.D.

is any action, whether direct or indirect, of any municipality, utility, other tenant in the Building or any other third party which results in LESSEE’s inability to operate its business) prohibits LESSEE from operating its business in the Leased Premises for a period in excess of two (2) consecutive days after notice from LESSEE to LESSOR that LESSEE is unable to operate as a result of such action, then, rent in the proportion which the area of the Leased Premises which is not usable by LESSEE bears to the total area of the Leased Premises shall abate until the date LESSOR determines (utilizing commercially reasonable standards) that any interference with the operation of LESSEE’s business in the Leased Premises resulting from such action by LESSOR, its agents, employees or contractors has been remedied.

11.                               MAINTENANCE AND REPAIR BY LESSEE; COMMON AREA MAINTENANCE

A.             LESSEE shall, at its sole expense, repair and maintain all parts of the Leased Premises, ordinary wear and tear excepted and except those for which LESSOR is expressly responsible under this Lease or unless damage is caused by the negligence or willful misconduct of LESSOR, its agents, employees or contractors, in good condition, making all necessary repairs and maintenance, including but not limited to, ceiling tiles, interior windows or glass, doors, signs, office entries, railings, interior walls and finish work, floors and floor covering, heating and ventilation systems, air conditioning systems serving solely the Leased Premises, dock boards and ramps, truck doors, dock bumpers, plumbing fixtures, termite and pest extermination, removal of trash and debris, handicap access areas, and shall keep the whole of the Leased Premises in a safe, clean and sanitary condition. LESSEE shall not cause or permit trash to accumulate in or around the Building.

B.              In addition, LESSEE shall at its sole expense, repair and maintain, those portions of the Leased Premises, to the extent that such items serve the Leased Premises exclusively, not in common with other LESSEEs; including but not limited to, plumbing, drains, electrical systems, fire sprinkler systems, loading areas, lighting, utility consumption, hallways, and other areas and improvements exclusive of the roof, foundation, grounds, parking areas, and other structural components or building systems not dedicated exclusively to the Leased Premises.

C.              LESSEE shall not damage any demising wall or supports or disturb the integrity or support provided by any demising walls or supports and shall, at its sole expense, promptly repair any damage or injury to any demising wall or support caused by LESSEE or its employees, agents, contractors, invitees, licensees, patrons or others under its control.

D.              In multiple occupancy buildings, LESSOR shall operate and perform maintenance, repair, and replacement as necessary to the Common Areas. The Common Areas are the parts of the Land and Building as designated by LESSOR from time to time for the common use of the tenants, including, but not limited to, plumbing, drains, electrical systems, fire sprinkler systems, gutters, downspouts, exterior painting, trees, shrubs, Landscaping, parking areas, driveways, sidewalks, curbs, bollards, loading areas, rail spur areas, private streets and alleys, lighting, hallways, and other areas and improvements provided by LESSOR for the common use of all tenants, exclusive of the roof, foundation and other structural components of the Building, all of which shall be operated and maintained by LESSOR in such manner as set forth in Article 10 above. LESSOR reserves the right to change from time to time the dimensions and location of the Common Areas. Subject to the First Year Cap and the Cap on Controllable Expenses, LESSOR shall charge to LESSEE pursuant to Articles 4.D. and 4.E. LESSEE’s Proportionate Share of the cost of operation and maintenance of the Common Areas (including, but not limited to, commercially reasonable costs incurred for management fees (not to exceed four percent [4%] of gross rental receipts), maintenance, personnel, lighting, utility consumption, owners association dues, heating, air conditioning, water, sewerage, painting, termite control, pest extermination, trash and debris removal, cleaning, inspecting, landscaping, lawn sprinkler systems, repairing, replacing, policing, guarding and protecting) which may be incurred by LESSOR in its discretion.

E.              LESSOR reserves the right after ten (10) days’ prior written notice to LESSEE (except in the event of an emergency), but is not obligated to make repairs, maintenance and replacements which are otherwise LESSEE’s obligation under this Article 11., and LESSEE shall, with respect to such items, be liable for and pay to LESSOR the actual cost of same within ten (10) days after written request. Provided that if any other particular tenant of the Building can be clearly identified as being responsible for the actions or inaction’s leading to the need for such repair, maintenance or replacement as described in this Article 11., then LESSOR shall seek from such other tenant, if responsible, to pay for entire cost thereof.

F.              LESSEE shall, at its sole expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating, ventilation and air conditioning systems and other equipment within the Leased Premises. LESSOR reserves the right to approve or disapprove (which approval shall not be unreasonably withheld, delayed or conditioned) of any maintenance contract and the contractor(s) performing work on equipment serving the Leased Premises, The service contract must include all services recommended by the equipment manufacturer and must become effective and a copy thereof delivered to LESSOR without demand within thirty (30) days of the date of this Lease.

12.                               UTILITIES

LESSOR agrees to provide, at its sole expense, the connections to the Leased Premises for sewer, water, electricity, natural gas and telephone service; but LESSEE shall pay for all charges for water, gas, heat, light power, telephone, sewer, fire sprinklers and all other utilities and services used on or from the Leased Premises, together with any taxes, assessments, deposits, surcharges or other additional charges, penalties or the like pertaining thereto and any repair and maintenance charges for utilities exclusively serving the Leased Premises, and LESSEE shall furnish all electric light bulbs and tubes and elements. If any such services are not separately metered to LESSEE, LESSEE shall pay its Proportionate Share (which amount shall be adjusted for any disproportionate user[s]) of the cost of such services pursuant to Articles 4.D. and 4.E. of all charges jointly metered with other tenants of the Building; provided, however, LESSOR shall have the right to charge LESSEE with a greater share of the cost of such services on an equitable basis following written verification of same or a sub meter placed in the Leased Premises at LESSEE’s sole expense, to the extent LESSEE is using a disproportionately large amount of the services in relation to the other tenants of the Building and/or project. LESSOR reserves the right to cause any of said services to be separately metered to LESSEE at LESSEE’s sole expense. LESSOR shall not be liable or pay for any interruption, re-establishment or failure of utility services to the Leased Premises.

A.             Notwithstanding anything to the contrary contained in this Article 12, if by reason of the intentional act or omission or negligence of LESSOR, its agents, employees or contractors (not included in the provisions of this Paragraph 12.A. is any action (whether direct or indirect) of any municipality, utility, other tenant in the Building or any other third party which results in an interruption or discontinuance in LESSEE’s utilities or other services) there is an interruption or discontinuance in the utilities furnished by LESSOR or other services LESSOR is required to provide under this Lease which results in LESSEE being unable to conduct business from all or a substantial portion of the Leased Premises, and LESSEE does in fact cease the conduct of business in the Leased Premises or such substantial portion thereof for a period in excess of two (2) consecutive business days, then rent shall abate beginning on the third (3rd) consecutive business day of the interruption or discontinuance and ending on the services are restored such that LESSEE is again reasonably able to conduct business at the Leased Premises or such portion thereof. Such abatement shall be in an amount bearing the same ratio to the total amount of rent for such period as the portion of the rentable square feet of the Leased Premises from which LESSEE is unable to and does not conduct business from time to time bears to the rentable square feet of the entire Leased Premises, it being acknowledged that LESSEE may be unable to conduct business from portions of the Leased Premises, even if not directly affected by an interruption or discontinuance of services, if they cannot be occupied for the conduct of LESSEE’s business as a result of an interruption or discontinuance of services to other areas of the Leased Premises which are critical to LESSEE’s business operations.

13.                               TAXES

A.             LESSEE shall pay, in advance, LESSEE’s Proportionate Share pursuant to Articles 4.D. and 4.E., of all taxes, assessments and governmental charges of any kind and nature imposed upon the Leased Premises, Land, Building and/or project of which the Leased Premises are a part (referred to herein as “Taxes”). If at any time during the Term, there shall be levied, assessed or imposed on LESSOR a capital levy or other tax directly on the rents received from the Leased Premises, Land, and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part upon such rents from the Leased Premises, Land or Building, in which the Leased Premises is located, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes.” Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes. If LESSOR receives a refund of any Taxes of which LESSEE paid LESSEE’s Proportionate Share hereunder, within sixty (60) days after receipt thereof LESSOR shall reimburse LESSEE for LESSEE’s Proportionate Share of such refund applicable at the time LESSEE paid LESSEE’s Proportionate Share thereof.

B.              LESSEE shall be liable for and pay all taxes, assessments, levies and governmental charges imposed against any personal property or fixtures placed in the Leased Premises. If any such taxes, assessments, levies or governmental charges are against LESSEE’s property and (i) LESSOR pays same or (ii) the assessed value of LESSOR’s property is increased by inclusion of LESSEE’s personal property and fixtures and LESSOR pays all or part of same, then, within fifteen (15) days after written request, LESSEE shall pay same to LESSOR.

C.              LESSOR shall have the option, but not the obligation, to pay any and all taxes, assessments, levies and charges (whether or not included in the aforementioned definition of Taxes) payable by LESSEE under this Lease or by law. If LESSOR does so, LESSEE shall pay to LESSOR the amount so paid within fifteen (15) days after written request.

D.              LESSOR shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Leased Premises, Land and Building within the applicable taxing jurisdiction, and LESSEE’s Proportionate Share of the cost of such consultant shall be included as taxes to be charged to LESSEE pursuant to this Article.

14.                               ALTERATIONS AND FIXTURES

LESSEE shall not make any alterations, additions or improvements (“Alterations”) to the Leased Premises, Land or Building (including but in no way limited to roof and wall penetrations) without the express prior written consent of LESSOR, which consent shall not be unreasonably withheld, delayed or conditioned. LESSEE may, without the consent of LESSOR but with written notice to LESSOR of same, and at LESSEE’s sole expense and in a good workmanlike manner, (a) erect such shelves, bins, machinery and trade fixtures (“Fixtures”), without altering the structural soundness, aesthetics or basic character of the Leased Premises, Land or Building or its walls and (b) make additional non-structural alterations to the Leased Premises which in the aggregate do not exceed $10,000 in any twelve (12) month period, and in all cases complying with all applicable governmental laws, ordinances, decisions, orders, decrees, regulations and other requirements. All Alterations and Fixtures erected by LESSEE that are affixed to the Leased Premises or the Building shall be and remain the property of LESSOR during the Term of this Lease; however, if LESSOR elects, in writing, LESSEE shall remove Alterations and Fixtures erected by LESSEE and restore the Leased Premises to its original condition by the end of the Term or upon earlier vacating of the Leased Premises, whichever comes first, provided LESSEE shall not be required to remove any improvements existing as of the Commencement Date or which were not identified at the time of LESSEE’S request or notice of such Alteration. Any Alterations and Fixtures remaining in the Leased Premises shall remain the property of LESSOR upon and after such end of the Term or LESSEE’s earlier vacating of the Leased Premises. All removals and restorations by LESSEE shall be accomplished in a good and workmanlike manner so as not to damage the Leased Premises, Land or Building or their structural, aesthetic or functional qualities, and LESSEE shall repair any such damage at its sole cost and expense.

15.                               SIGNS AND SIGN REMOVAL

After first obtaining express written approval from LESSOR, LESSEE shall have the right to erect signs on the exterior walls of the Building in accordance with signage specifications established by LESSOR. Any such signs to be securely attached parallel to the walls and shall be in keeping with the general scheme of the signs and aesthetic characteristics in the immediate vicinity of the Leased Premises and shall not be other than customary trade signs identifying the business of LESSEE. LESSEE shall not erect any sign over the public way, over the roofline or on the roof, nor paint or otherwise deface or alter the exterior walls of the Building or Leased Premises. The erection of any signs by LESSEE shall be subject to and in conformity with all applicable laws, zoning ordinances, and building restrictions, covenants of record and in accordance with LESSOR’s signage standards. On or before the end of the Term, LESSEE shall remove all signs thus erected, and shall repair any damage or disfigurement, and close any holes, caused by such removal.

16.                               ASSIGNMENT OR SUBLETTING

LESSEE may not assign this Lease or sublease the Leased Premises in whole or in part without LESSOR’s prior express written consent (which consent shall not be unreasonably withheld if the prospective assignee or sublessee is financially comparable to LESSEE by commercially reasonable standards, and then only in accordance with and subject to the following conditions, the satisfaction of which shall be in the reasonable discretion of LESSOR:

A.             If LESSEE desires to assign this Lease or sublet the Leased Premises in whole, then, at least sixty (60) days prior to the proposed effective date of any assignment or sublease, the LESSEE shall deliver to LESSOR a written notice of intention to assign or to sublease, setting forth a proposed commencement date for the assignment or sublease and shall attach to such notice a copy of the proposed assignment or sublease agreement and all agreements collateral thereto. The LESSOR shall then have the right, to be exercised by giving written notice to LESSEE within thirty (30) business days after receipt of LESSEE’s notice of intention to assign or sublease, to cancel and terminate this Lease, as of the day before the proposed effective date of the assignment or sublease.

B.              In the event of the assignment of this Lease or sublease of all or any portion of the Leased Premises where the rental reserved in the assignment or sublease exceeds the rental or the pro-rata portion of the rental, as the case may be, for such space reserved in this Lease, LESSEE shall pay the LESSOR monthly, as additional rent, at the same time and at the same place as the monthly installments of rent hereunder, the excess of the rental reserved in the assignment or sublease over the rental reserved in this Lease applicable to the assigned or subleased space after deducting LESSEE’S expenses, including brokerage commissions, legal fees, improvement costs, and rent concessions and advertising costs.

C.              None of LESSEE’s obligations to LESSOR under this Lease shall be waived, forfeited, compromised, released or novated regardless of any assignment or sublease, and any assignment or sublease shall be expressly subject to and in compliance with the provisions of this Lease. Further, the terms and conditions of this Lease shall take precedence over and control the provisions of any sublease or assignment to the extent of conflict or differing interpretation.

D.              Notwithstanding anything contained herein to the contrary, LESSEE may, upon written notice to LESSOR, but without obtaining LESSOR’s consent, assign this Lease or sublease all or any part of the Leased Premises (“Permitted Transfers”) to (a) a wholly-owned subsidiary of LESSEE, (b) the parent of LESSEE, (c) any entity into or with which LESSEE may be reorganized, merged or consolidated, (d) an affiliate of LESSEE (for purposes hereof an affiliate shall mean any business entity controlling, controlled by or under common control with LESSEE), or (e) any person or entity which acquires all of the assets of LESSEE as a going concern of the business that is being conducted on the Leased Premises, provided that such transferee assumes in full the obligations of LESSEE under the Lease (“Permitted Transferee”).

17.                               DAMAGE OR DESTRUCTION

A.             If, at any time prior to the Commencement Date or during the first one half (1/2) of the Term, the Leased Premises or the Building should be destroyed or damaged to any extent which may require repairs in an amount in excess of twenty (20%) percent of the replacement cost, less reasonable depreciation under the straight line method, of the Leased Premises or the Building after having been verified to LESSEE in writing by the project’s architect, LESSOR shall have the right and option of either.

(1)           Terminating this Lease upon reasonable days’ prior written notice, in which case neither party shall have any rights against the other party from and after the occurrence or destruction except those arising from this Lease; or

(2)           Repairing or rebuilding such damaged or destroyed portions of the Leased Premises or Building in substantially the same or better condition as immediately prior to the destruction or damage, in which event rental shall be reduced proportionately to the loss of actual physical occupancy suffered by LESSEE, provided that, if such damage was the result of the actions or inactions of LESSEE, its employees, agents, contractors, invitees, licensees, patrons or others under its control, rental shall not be reduced during such period.

B.              If during the first one half (1/2) of the Term there should be any such damage or destruction, but to an extent less than the said twenty (20%) percent of the depreciated replacement cost as discussed above, this Lease shall continue and LESSOR shall repair or rebuild the damaged or destroyed portions of the Leased Premises as set forth in Article 17.A. above, and the rent shall be reduced in proportion to the actual loss of physical occupancy suffered by LESSEE for the period of the repair or rebuilding, provided LESSOR shall have no obligation to spend or incur costs for such repair or rebuilding in excess of the insurance proceeds actually paid to LESSOR.

C.              If during the last one-half (1/2) year of the Term, there should be any damage or destruction (without any regard to whether the percentage of replacement cost exceeds twenty (20%) percent) to the Leased Premises or the Building, LESSOR shall have the same option to repair or rebuild or terminate this Lease (such termination to occur only after giving LESSEE reasonable prior written notice of same).

D.              If during sixty (60) days after the occurrence of any damage or destruction which gives rise to the option of LESSOR either to terminate, repair or rebuild, LESSOR should not give LESSEE notice of its decision, then this Lease shall continue in full effect, the option to terminate this Lease shall be deemed to have been waived, and LESSOR shall repair or rebuild the Leased Premises, provided LESSOR shall have no obligation to spend or incur costs for such repair or rebuilding in excess of the insurance proceeds actually paid to LESSOR.

E.              If LESSOR elects to rebuild or lease is not terminated, and the Leased Premises are not repair and accessible within two hundred seventy (270) days from the date of casualty, LESSEE may terminate this Lease.

18.                               CONDEMNATION

A.             If, at any time during the Term, (a) title to the entire Leased Premises should become vested in a public or quasi-public authority by virtue of the exercise of expropriation, condemnation or other power in the nature of eminent domain, or by voluntary transfer from the owner of the Leased Premises under threat of such a taking, or (b) if less than the entire Leased Premises be thus taken, or transferred in lieu of such a taking, but it would be legally and commercially impossible for LESSEE to occupy the portion of the Leased Premises remaining, and impossible for LESSEE reasonably to conduct his trade or business therein, or then in either event, the Term shall end as of the time of such vesting of title, after which neither party shall be further obligated to the other except for occurrences antedating such taking.

B.              Should there be such a partial taking or transfer in lieu thereof, but not to such an extent as to make such continued occupancy and operation by LESSEE an impossibility, then this Lease shall continue on all of its same terms and conditions subject only to a reduction in rent proportionate to such taking. It is provided, however, that LESSOR shall have the right and option to terminate this Lease in the event there is a partial taking or transfer in lieu thereof which affects a portion of the Building and/or the project to the extent that, in LESSOR’s reasonable opinion, it is commercially impractical to continue the operation of the Building or the project in a manner that will justify the continuation of this Lease.

C.              In the event of any such taking or private purchase in lieu thereof, all compensation awarded for any taking (or sale proceeds in lieu thereof) of the fee or leasehold interest shall be the property of LESSOR, and LESSEE shall have no claim thereto, the same being hereby expressly waived by LESSEE. Any amounts specifically awarded or agreed upon by LESSEE and the expropriating authority for the taking of LESSEE’s removable trade fixtures or moving/relocation expenses shall be the property of LESSEE. LESSEE further grants LESSOR exclusive authority to negotiate with any such authority for payment both with respect to the interest of LESSOR and the leasehold interest of LESSEE in the Leased Premises.

19.                               ENTRY DURING TERM

A.             LESSOR shall have the right to enter the Leased Premises throughout the Term for the following purposes: (1) inspecting the general condition and state of repair of the Leased Premises; (2) performing such maintenance and other obligations as may be required or permitted by this Lease of LESSOR; (3) showing the Leased Premises to any prospective purchasers, lenders; (4) showing the leased premised to prospective tenants during the last six (6) months of the Term or in the event of Default by LESSEE, at any time; (5) taking any emergency action which LESSOR in its sole discretion deems necessary to protect the Leased Premises, Land or Budding; (6) determining whether there has been a Default under this Lease; and (7) any other reasonable purposes. Except in the event of emergency action, LESSOR’s entry shall be upon prior reasonable notice to LESSEE. In all instances, LESSOR shall minimize interference with LESSEE’s business operations during any such entry.

B.              If this Lease is not renewed or extended within one hundred twenty (120) days prior to the end of the Term, LESSOR, its officers, agents or assigns, shall have the right to erect on or about the Leased Premises a customary sign advertising the Leased Premises, Building and/or Land for tease or for sale; and shall likewise have the right to enter the Leased Premises for the purpose of showing the Leased Premises to prospective tenants as set forth above.

20.                               DEFAULT

The following, whether one or more and whether occurring together or separately, shall each be considered a breath and default by LESSEE under and of this Lease (“Default”): (i) failure to timely pay all or part of any amount payable under this Lease within five (5) days after LESSEE’s receipt of written notice that same is past due; (ii) failure, for any reason whatsoever, of LESSEE to perform or effect performance of any of the other terms, conditions, obligations, agreements or covenants to be observed or performed by LESSEE under this Lease, within thirty (30) days after written notice to LESSEE of its failure to do so, subject to extension if such breach or default cannot be cured within thirty (30) days and LESSEE is diligently prosecuting cure; (iii) failure to immediately comply with the provisions of Article 28 entitled “Environmental Hazards”; (iv) LESSEE or any officer, agent, successor, employee, director, legal representative or assign of LESSEE shall falsify any report or information furnished to LESSOR; (v) LESSEE or any guarantor of this Lease shall become bankrupt or insolvent or file or have filed against it any debtor or bankruptcy proceeding pursuant to any statute, either of the United States or of any state, or for the reorganization or for the appointment of a receiver or trustee of all or a portion of its property and not dismissed within sixty (60) days; (vi) LESSEE or any guarantor of this Lease makes an assignment for the benefit of creditors, or petitions for or enters into a plan of arrangements; and (vii) LESSEE shall abandon the Leased Premises without continuing to pay rent or suffer this Lease to be seized or otherwise taken under any levy, turnover order, writ of execution or any other order, decree, writ or judgment

21.                               REMEDIES

A.             Upon each occurrence of Default, LESSOR shall have the option to lawfully pursue, at any time and from time to time, any one or more of the following remedies, and/or any other remedy provided by law or in equity, with notice as required by any municipal, county, state or federal law to the contrary:

(1)           Terminate this Lease; and/or

(2)           Enter upon and take possession of the Leased Premises with or without terminating this Lease; and/or

(3)           Alter and/or change all locks and other security devices at the Leased Premises with or without terminating this Lease;

and in any such event LESSEE immediately shall surrender possession of the Leased Premises to LESSOR, and if LESSEE fails so to do, LESSOR may enter upon and take possession of the Leased Premises and expel or remove LESSEE and LESSEE’s property and any other person and property occupying such Leased Premises or any part thereof, without further notice unless required by law and without being liable for prosecution or any claim of damages therefore, including but in no way limited to trespass or loss or damage to persons or property.

B.              If LESSOR terminates this Lease, LESSEE shall be liable for and shall pay to LESSOR within five (5) days after written request the sum of all base monthly rental and other payments owed to LESSOR hereunder accrued through the date of such termination, plus an amount equal to (1) the present value (using a discount rate equal to the 90 day U.S. Treasury Bill rate at the date of such determination) of the remaining Total Monthly Payment payments for the remaining portion of the Lease, calculated as if the Term expired on the date set forth in Article 2, less (2) the then present fair market rental value of the Leased Premises remaining for such period.

C.              If LESSOR repossesses the Leased Premises without terminating this Lease, LESSEE, at LESSOR’s option, shad be liable for and shall pay LESSOR within five (5) days after written request all of the Total Monthly Payment and other payments owed to LESSOR accrued through the date of such repossession, plus on a monthly basis all amounts required to be paid by LESSEE to LESSOR under this Lease through the date of expiration of the Term diminished by all amounts received by LESSOR through reletting the Leased Premises for the remainder of the Term. Actions to collect amounts due by LESSEE to LESSOR under this Article 21.C. may be brought from time to time, on one or more occasions, without the necessity of LESSOR’s waiting until expiration of the Term.

D.              Upon Default, in addition to any amount provided to be paid herein, LESSEE also shall be liable for and shall pay to LESSOR (i) brokers’ fees incurred by LESSOR in connection with reletting the whole or any part of the Leased Premises; (ii) the costs of removing and storing LESSEE’S or other occupant’s property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Leased Premises and the fixtures, equipment and systems located therein into condition acceptable to a new tenant; and (iv) all reasonable expenses and fees, including but in no way limited to attorney’s fees, incurred by LESSOR in enforcing or defending LESSOR’S rights and/or remedies; (v) interest at the rate of eighteen percent (18%) per annum on all sums due and owed to LESSOR by virtue of any provision of this lease including without limitation, Base Monthly Rent and late charges, from the time they are due and payable until they are paid. Notwithstanding the above, if LESSOR relets the Leased Premises for a term (the “Relet Term”) that extends past the Expiration Date of this Lease, the costs of reletting which may be included in LESSOR’s damages under this Lease shall be limited to a prorated portion of the costs of retelling, based on the percentage that the length of the Term remaining on the date LESSOR terminates this Lease or LESSEE’s right to possession bears to the length of the Relet Term. For example, if there are two (2) years left on the Term at the time that LESSOR terminates possession and, prior to the expiration of the two (2)-year period, LESSOR enters into a lease with a Relet Term of ten (10) years with a new tenant, then only twenty percent (20%) of the costs of reletting shall be included when determining LESSOR’s damages.

E.              In the event of termination and/or possession of the Leased Premises for a Default, LESSOR shall use reasonable efforts to re-let the Leased Premises and to collect rental after retelling; provided that LESSEE shall not be entitled to a credit or reimbursement from any proceeds in excess of the rental or other amounts owed under this Lease. LESSOR may relet the whole or any portion of the Leased Premises for any period, to any tenant and for any use and purpose.

F.              If LESSOR repossesses the Leased Premises, and LESSEE has not removed all of the furniture, fixtures, equipment and other contents located at the Leased Premises, including that which is owned by or leased to LESSEE at all times prior to any foreclosure or repossession by LESSOR or third party having a lien thereon. LESSOR also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) who presents to LESSOR a copy of any instrument represented by Claimant to have been executed by LESSEE (or any predecessor of LESSEE) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of LESSOR to inquire into the authenticity or legality of said instrument. The rights of LESSOR herein stated shall be in addition to any and all other rights that LESSOR has or may hereafter have at law or in equity; and LESSEE stipulates and agrees that the rights granted LESSOR are commercially reasonable.

G.              Should LESSOR fail to perform any of its obligations hereunder, LESSOR will have a period of thirty (30) days (unless a shorter or longer time is specifically set forth in another provision of this Lease) after its receipt of written notice from Tenant of a failure of performance, within which to commence a cure of that failure. Failure of LESSOR to commence that cure within the 30-day period or to effect the cure within the 30-day period (unless such cure will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary), shall entitled LESSEE, at its option, to elect to: (a) bring an action to require specific performance of LESSOR’s; (b) provide LESSOR with an additional period of time within which to effect that cure; (c) commence such cure itself, and require that LESSOR immediately reimburse LESSEE for its expenses; provided, however, in the event of an emergency, LESSEE may immediately effect a cure of LESSOR’s failure should LESSOR fail to act immediately to do so, without the requirement of any notice by LESSEE to LESSOR; and/or (d) pursue any other remedies provided herein or provided by law. Notwithstanding anything to the contrary contained herein, LESSEE’s self-help remedies under this Paragraph 21.G. shall not include the right to set off from its Base Monthly Rent payments any expenses incurred in remedying LESSOR’S failure to take any action.

22.                               CONDITION AT TERMINATION AND KEYS

The Leased Premises and keys to same shall be surrendered to LESSOR, broom clean (free of all debris and property of LESSEE), no later than midnight on the last day of the Term, with the entire Leased Premises in good repair, reasonable wear and tear excepted (except as provided to the contrary in this Lease), and with all equipment and systems in good operating condition. Should LESSEE surrender the Leased Premises or the equipment or systems in other than the above specified condition, LESSEE hereby grants LESSOR the right to have the Leased Premises placed in such condition and LESSEE agrees to pay the cost of such reconditioning, within thirty (30) days after written request to LESSEE. At the end of the Term, LESSEE shall surrender all keys to LESSOR at the place then fixed for the payment of rent or such other location as specified by LESSOR in writing. All obligations of the LESSEE contained in this Article 22 shall survive the end of the Term. Notwithstanding any provision in this Lease to the contrary, all personal property of LESSEE that shall remain in the Leased Premises after the vacation of the Leased Premises by LESSEE shall be deemed abandoned, shall thereupon, at the election of LESSOR, become the property of LESSOR, and the LESSOR may dispose of such property in any way at any time, without notice, as LESSOR sees fit without liability or payment for same or damage thereto to LESSEE, at LESSEE’s sole expense.

23.                               HOLDING OVER

Should LESSEE fail to surrender the Leased Premises or any part thereof at the end of the Term, such holding over shall constitute a month to month lease under the same terms and conditions as this Lease, except at a monthly rental for the first three (3) months of the holdover equal to 125% of the rent due for the last full month of the Term and then, equal to 150% of the rent due for the last full month of the Term. This Paragraph 23 shall not e construed as consent for LESSEE to retain possession of the Leased Premises.

24.                               FINANCIAL STATEMENTS

On no more than two occasions per twelve month period and upon the written request of LESSOR, LESSEE shall within ten (10) days of said request, furnish to LESSOR a copy of LESSEE’S income statements and balance sheets covering LESSEE’s last fiscal year for which statements have been completed and which shall include all corresponding notes, comments, opinions and statements. Such financial information shall be certified by LESSEE or a Certified Public Accountant to be materially accurate.

25.                               SUBORDINATION AND ATTORNMENT

A.             LESSEE agrees that this Lease is and shall remain subject to and subordinate to all present and future mortgages, deeds to secure debt, deeds of trust, security agreements, financing statements and all other security instruments and other similar encumbrances (the “Encumbrances”) affecting the Land or the Building, or any part thereof, and within ten (10) business days after written request, LESSEE shall execute, acknowledge, verify and deliver to LESSOR such certificate(s), letters, representations and agreements in writing as LESSOR or its lender may reasonably request, acknowledging the subordination of this Lease to such Encumbrances. Notwithstanding anything contained herein to the contrary, the subordination of this Lease to any current or future mortgages hereafter affecting the Leased Premises is subject to the express condition that so long as the Lease is in effect and no Default exists, this Lease shall not be terminated nor shall LESSEE’S use, possession or enjoyment of the Leased Premises be interfered with, nor shall the leasehold estate granted by this Lease be affected in any other manner, in any foreclosure or any action or proceeding instituted under or in connection with such mortgages. LESSOR, LESSEE and any current or future mortgagee shall enter into a commercially reasonable form of subordination, non-disturbance and attornment agreement (“SNDA”) reasonably acceptable to LESSEE.

B.              Nothing in this Lease shall in any manner restrict LESSOR’s right to assign or encumber this Lease in its sole discretion. Should the LESSOR assign this Lease or should LESSOR enter into Encumbrances affecting all or any portion of the Leased Premises and should the holder(s) of such Encumbrances succeed to the interest of LESSOR, LESSEE shall be bound to any such holder under all the terms, covenants and conditions of this Lease, and LESSEE shall promptly attorn to such holder as LESSOR under this Lease.

26.                               EXCULPATION

LESSEE agrees that LESSEE shall look solely to LESSOR’S interest in the Leased Premises, Land and Building (or proceeds thereof) for the satisfaction of any claim, judgment, decree, decision, or ruling lawfully requiring the payment of money by LESSOR, and no other property or assets of LESSOR, its officers, directors, agents, employees, partners, owners, shareholders, successors, assigns or legal representatives, shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction, decree, decision or ruling, nor shall any of the foregoing individuals or entities have any liability, whether jointly, individually or derivatively, for any obligation of or any claim against LESSOR.

27.                               ESTOPPEL REPRESENTATIONS

Within ten (10) business days after written request from LESSOR, LESSEE shall execute, acknowledge, verify and deliver to LESSOR written statements certifying that this Lease in full force and effect (and, if there has been a modification thereof, that the same is in full force and effect as modified), that to the best of LESSEE’s knowledge there are no uncured defaults on the part of LESSOR (or of any such default exists, the specific nature and extent thereof), the date to which any rent or other charges have been paid in advance, if any, and such other matters as LESSOR may reasonably request.

28.                               ENVIRONMENTAL HAZARDS

A.             The term “Hazardous Substances”, as used in this Lease shall mean all pollutants, contaminants, explosives, flammable materials, compressed materials, corrosives and toxic, radioactive and hazardous materials, and all other substances, the use, containment, existence, monitoring, transporting, maintenance prevention and/or removal of which is monitored, restricted, prohibited or penalized by an “Environmental Law”, which term shall mean all federal, state or local laws, ordinances, statutes, orders, directives and decrees, and all orders, directives, rulings, rules, regulations and decisions of a governmental or quasi-governmental authority, and all decisions, orders, decrees and judgments of a judicial or quasi-judicial body, and all rules, regulations, rulings, orders, directives and decisions of any regulatory or quasi-regulatory body relating to the foregoing or the pollution, contamination, regulation, monitoring, cleansing or protection of the environment. LESSEE hereby agrees that: (i) no activity or inactivity will be conducted on the Leased Premises that will produce any Hazardous Substances, except for such activities that are part of ordinary course for LESSEE’S business activities and which are conducted in accordance with all Environmental Laws and have been expressly and specifically approved in advance in writing by LESSOR in its sole discretion (“Permitted Activities”); LESSEE shall be responsible for obtaining any required permits, certificates variances and all approvals and for paying any fees and providing any testing required by any governmental agency; (ii) the Leased Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of “Permitted Materials” (as defined in Article 28.B.), which are properly stored in a manner and location meeting all Environmental Laws and are expressly and specifically approved in advance in writing by LESSOR in its sole discretion; (iii) no portion of the Leased Premises will be used as a landfill, waste disposal facility, waste storage facility or a dump; (iv) there will be no installation of any above ground or underground tanks or other storage facilities of any type; (v) no surface or subsurface conditions will exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) there will be no Hazardous Substances brought onto the Leased Premises, except for the Permitted Materials and items customarily found in an office setting, and if so brought or found located thereon, the same shall be immediately removed by LESSEE, with proper disposal pursuant to all Environmental Laws, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. LESSOR shall have the right but not the obligation to enter the Leased Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with this Lease and all Environmental Laws. Should it be determined, in LESSOR’s sole discretion, that said Permitted Materials are being improperly stored, used, or disposed of, then LESSEE shall take such corrective action within 24 hours after written demand from LESSOR. If such corrective action is not so taken, LESSOR shall have the right, but not the obligation, to perform such work and LESSEE shall reimburse LESSOR for all costs associated with said work within five (5) days after written request. If at any time during or after the Term, the Leased Premises are found to be so contaminated or subject to said conditions existing as a result of LESSEE’s actions or inactions, LESSEE shall immediately institute proper and thorough cleanup procedures at LESSEE’s sole cost, and LESSEE agrees to indemnify and hold LESSOR harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from, in connection with or as a result of said conditions existing as a result of LESSEE’S actions. If such corrective action is not so taken, LESSOR shall have the right, but not the obligation, to perform such work and LESSEE shall reimburse LESSOR for all costs associated with said work within thirty (30) days after written request. The foregoing indemnification and the responsibilities of LESSEE in this Article 28 shall survive the end of the Term.

B.              PERMITTED MATERIALS:

C.              LESSOR hereby represents and warrants to LESSEE that as of the date hereof no Hazardous Substances are contained in any part of, nor exist in, the Leased Premises, the Building or the Land.

29.                               PROHIBITION OF LIENS

LESSEE has no authority, express or implied, to create, place or allow any lien or encumbrance of any kind or nature whatsoever upon the Leased Premises, Land or Building, or in any manner to bind the interest of LESSOR or LESSEE in the Leased Premises, Land or Building or to charge any amount payable under this Lease for any claim in favor of any person dealing with LESSEE, including those who may furnish materials or perform labor for any construction or repairs. LESSEE agrees that it will pay or cause to be paid all sums for labor performed or materials furnished in connection with any work performed on the Leased Premises, and that it will save and hold LESSOR harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the Leased Premises, Land or Building or against the right, title and interest of the LESSOR in the Leased Premises, Land or Building or

under this Lease. LESSEE agrees to give LESSOR written notice within five (5) days of the placing of any lien or encumbrance against the Leased Premises, Land or Building.

30.                               PROPORTIONATE SHARE

“Proportionate Share”, as used in this Lease, shall mean 16.9%, the percentage which is the ratio of the square feet of the Leased Premises to the total rentable square feet contained in the Building (i.e., 16,485 rsf/97,525 rsf).

31.                               SEVERABILITY

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent and for any reason, be declared invalid or unenforceable by a court of law or regulatory agency, the remainder of this Lease and the application of such term, covenant or condition to persons or circumstances other than those which or to which such may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

32.                               FURNISHING NOTICE

Any notice, demand, request or writing which shall be required or permitted under this Lease must be in writing and (i) delivered in person or by courier or (ii) deposited, postage prepaid, return receipt requested in the US Mail, certified or registered, or (iii) via a nationally recognized overnight delivery service, and addressed to:

LESSOR:

Sealy Summit Tech L.P.
Attn: Mark P. Sealy
Sealy & Company, Inc.
333 Texas Street, Suite 1050
Shreveport, Louisiana 71101
Telephone No.:	318-222-8700
Telecopier No.:	318-222-4124

LESSEE:	With a copy to:

Xplore Technologies Corp.
Attn: Mr. Michael Ross
14000 Summit Drive, Suite 900
Austin, Texas 78728
Telephone No.:
Telecopier No.:

or such other address as LESSOR or LESSEE shall have most recently designated by written notice. Any notice, demand or request hereunder shall be deemed to have been received on the date of delivery, if delivered in person or by courier, or on the date of receipt or rejection on the return receipt, if delivered by US Mail or overnight delivery service.

33.                               TITLES

Notations or titles appearing in this Lease are provided merely for ease of reference, and the parties hereto expressly acknowledge and agree that such notations and titles do not constitute a part of this Lease, have no legal effect whatsoever in determining the rights or obligations of parties and shall have no bearing upon the meaning or interpretation of this Lease or any portion of it.

34.                               NON-WAIVER

The failure by LESSOR to act upon a specific Default, failure or breach of any term, covenant or condition in this Lease (whether once or more) is not and will not be intended to be, and shall not be deemed to be a surrender of the Leased Premises or a waiver, forfeiture, compromise, release or novation of such term, covenant, or condition nor of any subsequent Default, failure or breach of the same or any other term, covenant or condition of this Lease. Any acceptance by LESSOR of any amount of money is not intended to be, nor shall be deemed to be a surrender of the Leased Premises or a waiver, forfeiture, compromise, release or novation of any Default, failure or breath by LESSEE of any term, covenant or condition of this Lease, regardless of LESSOR’s knowledge of such Default, failure or breach at the time of acceptance of such amount. No covenant, term or condition of this Lease shall be deemed to have been compromised, forfeited, released, novated or waived by LESSOR unless specifically expressed in writing by LESSOR.

35.                               ENTIRE AGREEMENT

This Lease constitutes the entire agreement between the parties, and there are no other agreements or covenants by either LESSOR or LESSEE other than set forth in this Lease. No subsequent amendment, modification, renewal, extension, restatement, addition or deletion to this Lease shall be binding upon or inure to the benefit of LESSOR or LESSEE unless reduced to writing, signed by their authorized representatives.

36.                               RECORDATION OF LEASE OR SHORT FORM

Within ten (10) days after written request by LESSOR or LESSEE each party shall join in the execution of a memorandum or “short form” of this Lease for the purposes of recordation. The memorandum shall describe the parties, the Leased Premises, and the Term of this Lease and any options granted to LESSEE, and shall incorporate this Lease by reference.

37.                               TIME OF ESSENCE

Time is the essence with respect to the performance of each of the payments, covenants and agreements in this Lease.

38.                               GOVERNING LAW; JURISDICTION; VENUE

The laws of the State of Texas shall govern the validity, performance, interpretation and enforcement of this Lease and all claims, suits, demands and actions relating to, in connection with and arising from this Lease and its subject matter, and all such claims, suits, demands and actions shall be made and brought in Travis County, Texas.

39.                               ACTS OF GOD; FORCE MAJURE

Except for all monetary obligations under this Lease, including, but not limited to, LESSEE’s obligation to pay Rent hereunder, no party shall be required to perform any term, condition or covenant of this Lease, or be liable for any damages, so long as the performance or nonperformance of the term, condition or covenant is delayed, caused by or prevented by an Act of God or Force Majeure. For purposes of this Lease, Act of God and Force Majeure are defined as strikes, lock-outs, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delay, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections or any other cause not reasonably within the control of the party and which by the exercise of due diligence is unable, fully or in part, to prevent or overcome.

40.                               AUTHORITY

The individual(s) signing on behalf of LESSOR and LESSEE below hereby represent and warrant that they are duly authorized to execute and deliver this Lease and bind LESSOR or LESSEE, as applicable, to the terms thereof without the consent of any other individual, entity or group of individuals and/or entities.

41.                               COMPLIANCE WITH LAW

All agreements between LESSOR and LESSEE, whether now existing or hereafter arising, are hereby limited so that in no contingency, whether by reason of demand or acceleration or otherwise, shall any amount contracted for, charged, received, paid or agreed to be paid to LESSOR exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, any amount would otherwise be payable to LESSOR in excess of the maximum lawful amount, such payable to LESSOR shall be reduced to the maximum amount permitted under applicable law; and if from any circumstances LESSOR shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the amounts due and to become due under this Lease and not the payment of interest, or if such excessive amount exceeds amounts due and to become due under this Lease, such excess shall be refunded to LESSEE. This Article 40 shall control all agreements between the LESSOR and LESSEE.

42.                               QUIET ENJOYMENT.

LESSEE, on paying the Rent and keeping and performing the conditions and covenants herein contained, shall and may peaceably and quietly enjoy the Leased Premises for the Term,

subject to the aforesaid underlying leases, mortgages, deed of trust and security agreements, all applicable laws and other governmental and legal requirements, applicable insurance requirements and regulations, and the provisions of this Lease.

43.                               REAL ESTATE BROKERS/COMMISSIONS.

Broker’s Commissions shall be paid by LESSOR as specified in the written commission agreement entered into by and between LESSOR and CB Richard Ellis, Inc. its Lease-Listing Agent, and between LESSOR and Hill Partners Corporate Services, as LESSEE=s agent. Except as set forth in the preceding sentence, LESSOR and LESSEE represent and warrant to each other that no other real estate brokerage or leasing commission, finder’s fee or other similar compensation shall be due and owing in connection with this Lease. LESSOR and LESSEE agree to indemnify and hold one another harmless from any cost or claim or any agent, broker or person, other than the Brokers identified herein, alleging to be acting for the indemnifying party for fee, commission or other compensation by reason of this Lease. The indemnity obligations set forth herein shall survive the expiration and any termination or cancellation of this Lease notwithstanding any contrary provision.

44.                               PARKING RATIOS.

At all times pertinent hereto, LESSOR shall maintain, at a minimum, the parking ratios set by the City of Austin, Texas as to the number of parking spaces per square foot of space in the Building. The current parking ratios set by the City of Austin are one parking space for each 450 square feet of rentable space.

45.                               ACCESS TO BUILDING.

LESSEE shall, through keys, codes or otherwise, have access to the Leased Premises twenty-four (24) hours per day, seven (7) days per week.

46.                               ATTORNEY’S FEES.

In the event either party to this Lease commences legal action of any kind to enforce the terms and conditions of this Lease, the prevailing party in such litigation shall be entitled to collect from the other party all reasonable costs, expenses and attorneys’ fees incurred in connection with such action.

This Lease Agreement is executed as of the dates indicated below.

LESSEE:

XploreTechnologies Corporation, a
corporation organized under the laws of
Canada

By:	/s/ Michael A. Ross
Printed Name:	Michael A. Ross
Its:	COO
Date:	3/26/03

LESSOR:

SEALY SUMMIT TECH L.P.
a Georgia limited partnership

By:	Sealy G.P. Summit Tech, L. P., a Georgia limited partnership, its general partner

By:	Summit Tec Investors, L.L.C. a Georgia limited liability company, its general partner

By:	/s/ Mark P. Sealy
Mark P. Sealy, Manager

Date:	4/10/03

Re:	14000 Summit Drive
Austin, Texas

FIRST AMENDMENT TO LEASE

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TRAVIS	§

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) has been executed as of this 18th day of May, 2003, by SEALY SUMMIT TECH, L.P., a Georgia limited partnership (“Landlord”) and XPLORE TECHNOLOGIES CORPORATION, a Canadian corporation, (“Tenant”).

R E C I T A L S:

A.            Landlord and Tenant have heretofore entered into that certain Lease Agreement dated April 10, 2003 (the “Lease”), pursuant to which Tenant leased from Landlord approximately 16,485 square feet of rentable area located in Suite 900 (the “Premises”) in that certain building known as “Sealy Tech Center @Summit” and located at 14000 Summit Drive, Austin, Texas and more particularly described in the Lease (the “Building”). Unless otherwise defined herein, all initially capitalized terms will have the respective meanings assigned thereto in the Lease.

B.            Landlord and Tenant desire to execute this Amendment in order to evidence their agreement to amend the Lease subject to, and in accordance with, the terms more particularly set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

ARTICLE I

CERTAIN AMENDMENTS

SECTION 1.01       Base Monthly Rent. Tenant has requested and Landlord has agreed to amortize $15,707.80 of the cost of certain additional improvements made by Tenant to the Premises (such cost, the “Additional Cost”) over the Term. Landlord agrees that the Additional Cost shall be added to the Allowance and paid in the same manner as the Allowance is paid for in Exhibit “C” to the Lease. Tenant agrees that the Base Monthly Rent set forth in Article 4E of the Lease shall be modified as follows: (a) the Base Monthly Rent due during each of the first two (2) months of the Term shall he increased by $409.55 from $0.00 to $409.55 per month; and (b) the Base Monthly Rent due during each of months 3 to 48, inclusive, of the Term shall be increased by $409.55 from $11,539.50 to $11,949.05 per month.

SECTION 1.02       Further Amendments. The Lease shall be and hereby is further amended wherever necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment.

ARTICLE II

MISCELLANEOUS

SECTION 2.01       Ratification. The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms. Each party represents to the other that such party (a) is currently unaware of any default by the other party under the Lease; and (b) has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of such party enforceable in accordance with its terms.

SECTION 2.02       Notices. All notices to be delivered to Landlord under the Lease or otherwise with respect to the Premises shall, unless Landlord otherwise notifies Tenant, be delivered to Landlord at the address and otherwise in accordance with Article 32 of the Lease, but with an additional copy at the same time to the following address:

c/o Sealy & Company, Inc.

8401 North Central Expressway

Suite 150, LB 29

Dallas, Texas 75225

Attn: Scott P. Sealy, Jr.

or to such other person at such other address as Landlord may designate by notice to Tenant.

SECTION 2.03       Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 2.04       Counterparts. This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment may be executed by facsimile and each party has the right to rely upon a facsimile counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.

IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily on) the date and year first above written.

Dated: May 18, 2003	LANDLORD:

SEALY SUMMIT TECH, L.P., a Georgia limited partnership

	By:	Sealy G.P. Summit Tech, LP., its general partner

		By:	Summit Tech Investors, L.L.C., Its general partner

			By:	/s/ Mark P. Sealy
Mark P. Sealy, its manager

Date: May 17, 2003	TENANT:

XPLORE TECHNOLOGIES CORPORATION, a Canadian corporation

	By:	/s/ Shelley Lance
Name: Shelley Lance
Title: Corporate Secretary

SECOND AMENDMENT OF LEASE

This Second Amendment of Lease (“Second Amendment”) is entered into to be effective on the date of the last execution by the parties hereto as shown on the signature page below (“Effective Date”) by and between Sealy Summit Tech L.P., a Georgia limited partnership (“LESSOR”) and Xplore Technologies Corporation, a corporation organized under the laws of Canada (“LESSEE”).

Recitals

WHEREAS, LESSOR and LESSEE entered into that certain Lease Agreement dated effective April 10, 2003 (the “Lease”) for 16,485 square feet in the industrial park known locally as Sealy Tech Center @ Summit, 14000 Summit Drive, Austin, Texas (the “Original Premises”).

WHEREAS, and pursuant to the terms of the Lease, the term of the Original Premises commenced on June 1, 2003 and expires on May 31, 2007 (the “Expiration Date”).

WHEREAS and under the terms of the Lease, LESSEE agreed to pay as Base Rent for the Original Premises the monthly amount of $11,539.50 or $.70 per square foot of space in the Original Premises.

WHEREAS, LESSEE later requested and LESSOR agreed to amortize an additional $11,902.80 in costs for additional tenant improvements to the Original Premises, resulting in a $409.55 increase in Base Rent for months 3 through 48 of the Original Term, or a Base Rent of $11,949.05 per month or $.72 per square foot of space in the Original Premises. This increase in Base Rent was memorialized by that certain First Amendment to Lease dated May 18, 2003 between LESSOR and LESSEE (the “First Amendment”).

WHEREAS, and pursuant to the terms of the Expansion Option attached to the Lease as Exhibit “G”, LESSEE was granted a one-time right of first refusal (“ROFR”) on all or a portion of the 8,160 square feet directly adjacent to the Original Premises (the “Expansion Premises”).

WHEREAS by letter dated January 14, 2004, LESSOR notified LESSEE of LESSOR’s receipt of a bona-fide third party offer for the Expansion Premises. By letter dated February 3, 2004, LESSEE exercised its ROFR rights as to 5,192 rentable square feet of the Expansion Premises (the “Additional Space”) and under the terms and conditions more specifically described below.

NOW THEREFORE, for and in consideration of the mutual premises set forth below and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

2

Agreement

1.             Incorporation of Recitals. The foregoing recitals shall be incorporated into the parties’ agreement as if copied herein in full.

2.             Leased Premises. Paragraph 1 of the Lease shall be amended and in each instance in said Lease, except as specifically provided herein, reference to the Leased Premises shall mean that certain 21,677 square feet consisting of the Original Premises plus the Additional Space (collectively referred to hereinafter as the “Leased Premises”).

3.             Term. Paragraph 2 of the Lease shall be amended to extend the Expiration Date under the Lease as to all of the Leased Premises to July 31, 2009 (“Extended Term”).

4.             Lease Commencement Date for Additional Space. LESSEE shall take possession of the Additional Space on the date that the Tenant Improvements described in Paragraph 6 below have been substantially completed (the “Lease Commencement Date for the Additional Space”). Notwithstanding anything to the contrary contained herein, LESSOR and LESSEE intend and agree that each shall have vested rights on the Effective Date and that it is intended that this Second Amendment shall be fully binding upon the parties and shall be in full force and effect from the Effective Date to the Expiration Date of the Extended Term.

5.             Base Rent Commencement on Additional Space. Paragraph 4 of the Lease shall be amended to include in LESSEE’s obligation to pay rent, LESSEE’s obligation to pay rent on the Additional Space in the Base Monthly Rent amount of $3,634.40 commencing on the first day of the third full month following the Lease Commencement Date for the Additional Space and continuing in each successive month thereafter through July 2009. If the Lease Commencement Date for the Additional Space falls on a day other than the first day of a calendar month, Base Monthly Rent for that month shall be prorated on a daily basis (the intention of the parties being to allow LESSEE two (2) free months of Base Monthly Rent. LESSEE’s obligation to pay, as additional rent, the Proportionate Share of Operating Expenses chargeable to the Additional Space as set forth in the Lease shall commence on the Lease Commencement Date for the Additional Space.

6.             Tenant Improvements for Additional Space. The Work Agreement attached to the Lease as Exhibit “C” shall be amended to include the tenant improvements to be made to the Additional Space in accordance with this Second Amendment (“Tenant Improvements”) to the extent applicable thereto and as specifically modified hereby. In that regard, LESSOR agrees to construct the Tenant Improvements in the Additional Space in substantial accordance with plans to be provided by LESSEE to LESSOR no later than May 1, 2004. LESSOR shall pay for a portion of the cost of the Tenant Improvements for the Additional Space (the “Allowance”).

(a)           Allowance. Subject to paragraph 6(b) below, the Allowance for the Additional Space will be in an amount up to Ninety-Eight Thousand Six Hundred Forty-Eight and No/100 Dollars ($98,648.00).

(b)           Excess Funds. In the event that the cost of the Tenant Improvements exceeds the Allowance, LESSOR shall loan LESSEE such additional amounts up to an additional $4.00 per square foot (“Excess Funds”). The Excess Funds shall be amortized over the 60 month term at

3

10% interest per annum. In the event that LESSOR contributes Excess Funds to the construction of the Tenant Improvements, the parties shall, within 20 days of substantial completion of such Tenant improvements, execute an amendment to the Lease modifying the amount of Base Monthly Rent for the Additional Space to include the Excess Funds as set forth herein. LESSEE’s failure to execute the rent amendment in the time required will be an event of default under the Lease entitling LESSOR to exercise all of the remedies set forth in the Lease.

7.             Adjustment of Base Rent for Original Premises. Beginning August 1, 2007 and continuing through the end of the Extended Term, LESSEE shall pay as Base Rent for the Original Premises, the amount of $11,539.50 per month or $.70 per square foot of space in the Original Premises. The parties agree and acknowledge that (unless otherwise amended by a written agreement signed by all parties hereto) beginning August 1, 2007, the Base Rent for the Leased Premises shall be in the amount of $15,173.90.

8.             Reserved Parking Spaces. LESSEE shall have the exclusive use of up to ten (10) parking spaces immediately in front of the Leased Premises (“Reserved Spaces”). These Reserved Spaces shall be identified by signs or other markings on the Reserved Spaces themselves. LESSEE shall also have the non-exclusive use of all of the parking areas on the Land (as defined in the Lease), except for the spaces reserved for the exclusive use of the other tenants.

9.             Expansion Option. LESSEE shall have the right of first refusal on the ROFR Space (as defined in the attached Exhibit “A”) as provided and in accordance with the terms of the Expansion Option attached hereto as Exhibit “A” and incorporated herein by reference for all purposes.

10.           Miscellaneous.

(a)           In all other respects, the Lease is ratified and affirmed. Each party represents to the other that such party (a) is currently unaware of any default by the other party under the Lease, (b) has full power and authority to execute and deliver this Second Amendment, and (c) this Second Amendment represents a valid and binding obligation of such party enforceable in accordance with its terms.

(b)           All capitalized terms, unless otherwise defined herein, shall have the meaning given to such term in the Lease.

(c)           This Second Amendment shall bind LESSOR and LESSEE and their respective successors and assigns. The provision of this Second Amendment shall prevail over any conflicting provisions of the Lease and/or the First Amendment.

(d)           This Second Amendment may be executed in identical original counterparts, each of which for all purposes, is deemed to be an original, and all of which constitute, collectively one amendment.

4

(e)           This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

EXECUTED to be effective as of the Effective Date.

LESSOR:

Sealy Summit Tech L.P., a Georgia limited partnership

By: Sealy G.P. Summit Tech L.P., a Georgia limited partnership

By:	Summit Tech Investors, L.L.C.,
a Georgia limited liability company

	By:	/s/ Mark P. Sealy
Mark P. Sealy, Manager

Date:	May 26, 2004

LESSEE:

Xplore Technologies Corporation,

a corporation organized under the laws of Canada

By:	/s/ B. Groh
Print Names:	B. Groh
Date:	May 17, 2004

5

THIRD AMENDMENT OF LEASE

This Third Amendment of Lease (“Third Amendment”) is entered into on this the 29th day of June, 2004 (“Effective Date”) by and between Sealy Summit Tech L.P., a Georgia limited partnership (“LESSOR”) and Xplore Technologies Corporation, a corporation organized under the laws of Canada (“LESSEE”).

Recitals

WHEREAS, LESSOR and LESSEE entered into that certain Lease Agreement dated effective April 10, 2003 (the “Lease”) for 16,485 square feet in the industrial park known locally as Sealy Tech Center @ Summit, 14000 Summit Drive, Austin, Texas (the “Original Premises”).

WHEREAS, by way of that certain First Amendment to Lease dated May 18, 2003, the Base Rent was increased in order to amortize an additional $11,902.80 in costs for additional tenant improvements to the Original Premises, resulting in a $409.55 increase in Base Rent for months 3 through 48 of the Original Term, or a Base Rent of $11,949.05 per month or $.72 per square foot of space in the Original Premises.

WHEREAS, by way of that certain Second Amendment of Lease dated effective May 26, 2004 (the “Second Amendment”) and following LESSEE’s exercise of its Expansion Option, the Original Premises were expanded to include an additional 5,192 rentable space feet, the Base Rent was increased to include the Additional Space and LESSEE was granted an additional $98,648.00 in additional tenant finish allowance.

WHEREAS, the Second Amendment contemplated that the cost of the Tenant Improvements might exceed the Allowance, and if so, LESSOR agreed to loan LESSEE that part of any excess up to $4.00 per square foot of the Additional Space or $20,768.00 (the “Excess Funds”) as more particularly set forth therein.

WHEREAS, the cost of the Tenant Improvements did exceed the Allowance by a total of $99,206.86 and this Third Amendment is entered into in order to memorialize the parties’ agreement in regard to same.

NOW THEREFORE, for and in consideration of the mutual premises set forth below and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1

Agreement

1.             Incorporation of Recitals. The foregoing recitals shall be incorporated into the parties’ agreement as if copied herein in full.

2.             Base Rent. Paragraph 4 of the Lease shall be amended to include in LESSEE’s obligation to pay rent, the Excess Funds amortized over the remainder of the Extended Term for the Additional Space at 10% per annum, or an increase in the Base Monthly Rent amount of $441.26 commencing on August 1, 2004 and continuing in each successive month thereafter through July 2009. LESSOR and LESSEE agree and acknowledge that beginning August 1, 2004, its Base Monthly Rent obligation throughout the Term of the Lease shall be as follows:

Original Premises	Rent
August 1, 2004 thru July 31, 2006	$11,949.05
August 1, 2007 thru August 31, 2009	$11,539.50

Expansion Premises	Rent
August 1, 2004 thru August 31, 2009	$4,075.66

3.             Remainder of Cost of Tenant Improvements. The remaining $78,438.86 in amounts spent by LESSEE on tenant improvements for the Additional Space over the Allowance ($99,206.86 - $20,768.00) shall be paid by LESSEE to LESSOR within thirty (30) days of its receipt of an invoice showing the work completed through the date of the invoice and the cost of same. Beginning on the 31st day after LESSEE’s receipt of each invoice, any unpaid amounts shall accrue interest at the rate of 15% per annum until paid.

4.             Miscellaneous.

(a)           In all other respects, the Lease is ratified and affirmed. Each party represents to the other that such party (a) is currently unaware of any default by the other party under the Lease, (b) has full power and authority to execute and deliver this Third Amendment, and (c) this Third Amendment represents a valid and binding obligation of such party enforceable in accordance with its terms.

(b)           All capitalized terms, unless otherwise defined herein, shall have the meaning given to such term in the Lease.

(c)           This Third Amendment shall bind LESSOR and LESSEE and their respective successors and assigns. The provision of this Third Amendment shall prevail over any conflicting provisions of the Lease and/or the First and/or Second Amendment.

(d)           This Third Amendment may be executed in identical original counterparts, each of which for all purposes, is deemed to be an original, and all of which constitute, collectively one amendment.

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(e)           This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

EXECUTED to be effective as of the Effective Date.

LESSOR:

Sealy Summit Tech L.P., a Georgia limited partnership

By: Sealy G.P. Summit Tech L.P., a Georgia limited partnership

By:	Summit Tech Investors, L.L.C., a Georgia limited liability company

	By:	/s/ Mark P. Sealy
Mark P. Sealy, Manager

Date:	8/04/04

LESSEE:

Xplore Technologies Corporation,

a corporation organized under the laws of Canada

By:	/s/ David Belbeck
Print Names:	David Belbeck
Date:	July 29, 2004

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